AMENDMENT NO. 1 TO CREDIT AGREEMENT

              AMENDMENT NO. 1 dated as of February 26, 1996 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H :

              WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of December 6, 1994 (the "Agreement"); and

              WHEREAS, the parties hereto desire to amend the Agreement as provided hereinafter.

              NOW, THEREFORE, the parties hereto agree as follows:

              1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

              2. Amendment of Section 1.01 of the Agreement. Section 1.01 of the Agreement is amended hereby by: (A) adding thereto the following definitions:

              "Bridge Bank" means each bank listed on the signature pages of the Bridge Credit Agreement, each Assignee (as defined therein) which becomes a Bridge Bank pursuant to Section 8.06(c) thereof, and their respective successors.

              "Bridge Commitment" means a commitment by a Bridge Bank under the Bridge Credit Agreement.

              "Bridge Credit Agreement" means the Agreement dated as of February 26, 1996 among Perini Corporation, the Bridge Banks and Morgan Guaranty Trust Company, as Agent.

              "Bridge Loan" means a loan made by a Bridge Bank under the Bridge Credit Agreement.

              "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

              "Mortgage Banks" means (i) Comerica Bank, as successor to Manufacturers National Bank of Detroit, in its capacity as holder of a Promissory Note of the Borrower dated April 4, 1991, in the original principal amount of $1,200,000, and the mortgagee pursuant to a mortgage on the property described as Item 15 in Part I of Schedule III hereto which secures such Promissory Note, and its successors and assigns, (ii) Harris Trust and Savings Bank, as successor to Barclays Bank PLC, Boston Branch, in its capacity as the issuer of a letter of credit for the account of the Borrower in the initial stated amount of $4,106,850, the maker of a commitment to lend up to $4,106,850 to the Borrower pursuant to the Letter of Credit and Reimbursement Agreement dated as of October 1, 1985 and the "Bank" described in the mortgage on the property described as Item 12 in
     Part I of Schedule III hereto which secured the obligations of the under such Letter of Credit and Reimbursement Agreement and (iii) Fleet Credit Corporation, as the lessor of computer equipment and other personal property to the Borrower and certain of its Subsidiaries and joint ventures pursuant to the Master Equipment Lease No. 1100641700 dated December 30, 1988 (including the Addendum thereto dated December 30, 1988), and the schedules executed thereunder prior to February 26, 1996.

              "Other LC Bank" means each bank listed on Schedule V attached hereto, its successors and assigns.

              "Other Letters of Credit" means the letters of credit described on
     Schedule V attached hereto.

              "Other Mortgage/Lease Obligations" means the obligations of the Borrower to any Mortgage Banks under the documents, agreements and instruments described in the definition of Mortgage Banks, and all other supplemental or additional documents, agreements and instruments delivered in connection therewith prior to February 26, 1996.

              "Other Reimbursement Obligations" means at any date the obligations of the Borrower, whether or not contingent at such time, to reimburse any Other LC Banks for the amount paid or payable by such Other LC Bank in respect of a drawing under an Other Letter of Credit.

              "Rincon Swap" means the interest rate exchange transaction between Rincon Center Associates, a California limited partnership, as Fixed Rate Payor, and Citicorp Real Estate, Inc., as Variable Rate Payor, as confirmed by the Confirmation for Interest Rate Exchange Transaction date October 18, 1993 with Transaction Reference Number 931913.

(B) deleting the definition of "Construction Claim"; (C) deleting "two, three or six" in clause (1) of the definition of "Interest Period" and inserting in lieu thereof "two or three"; (D) revising each of the following definitions to read as follows:

              "Borrower Pledge Agreement" means the Borrower Pledge Agreement dated as of December 6, 1994 between the Borrower and the Agent, as amended and restated as of February 26, 1996 in substantially the form of Exhibit E-2 hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

              "Borrower Security Agreement" means the Borrower Security Agreement dated as of February 26, 1996 in substantially the form of Exhibit D hereto between the Borrower and the Agent and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof (the Borrower Security Agreement dated as of December 6, 1994 executed and delivered in connection with the execution and delivery of this Agreement having terminated upon collection by the Borrower of all the Collateral pledged thereunder).

              "Collateral  Documents" means the Borrower Pledge  Agreement,  the
     Borrower Security Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Deeds of Trust, the Mortgages and all other supplemental or additional security agreements, pledge agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

              "Deeds of Trust" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of December 6, 1994 for each of the properties described as Items 1 and 2 on Schedule III hereto, each substantially in the form of Exhibits H-1 and H-2 hereto.

              "Financing Documents" means this Agreement, the Bridge Credit Agreement, the Subsidiary Guarantee Agreement, the Notes, the Bridge Notes (as defined in the Bridge Credit Agreement) and the Collateral Documents.

              "Mortgaged Facilities" means the properties described as Items 1, 2, 3, 4, 5, 6, 8, 9, 12, 13 and 15 in Part I of Schedule III hereto.

              "Mortgages" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of February 26, 1996 for each of the Mortgaged Facilities described as Items 3, 4, 5, 6, 8, 9, 12, 13 and 15 in Part I of Schedule III hereto, each substantially in the form of Exhibits I-1 through I-5 hereto.

              "Paramount Development Associates" means Paramount Development Associates, Inc., a Massachusetts corporation.

              "Perini Land and Development" means Perini Land and Development Company, a Delaware corporation, and its successor by merger, Perini Land and Development Company, Inc., a Massachusetts corporation, upon its reincorporation in Massachusetts on December 30, 1994.

              "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement dated as of December 6, 1994 between the Borrower, the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(c) hereof and attached hereto as Exhibit F-1, as amended by Amendment No. 1 dated as of February 26, 1996 in substantially the form of Exhibit F-2 hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

              "Subsidiary Guarantor" means each of Perini Building Company, Perini International, Perini Land and Development, R. E. Dailey & Co., Paramount Development Associates, Pioneer Construction, Inc., a West Virginia corporation, Perini Environmental Services, Inc., a Delaware corporation, Perini Resorts, Inc., a California corporation and each other Subsidiary of the Borrower which becomes a party to the Subsidiary Guarantee Agreement, and their respective successors.

              "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement dated as of February 26, 1996 in substantially the form of Exhibit J hereto among the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(c) of the Bridge Credit Agreement and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

              "Subsidiary Security Agreement" means the Subsidiary Security Agreement dated as of December 6, 1994 among the Subsidiary Guarantors party thereto and the Agent, as amended and restated as of February 26, 1996 in substantially the form of Exhibit G hereto, and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

(E) changing "Perini" to "the Borrower's" each time it appears in "Consolidated Current Assets"; and (F) renumbering clauses (v) and (vi) as (vi) and (vii) in the definition of "Debt" and adding the following clause:

     "(v) all non-contingent obligations of such Person to reimburse issuers of letters of credit for drawings under such letters of credit (other than the Other Reimbursement Obligations and the obligation to reimburse Hong Kong and Shanghai Bank for $1,800,000 of letters of credit issued by it and outstanding on the date hereof),"

              3. Amendment of Section 2.09 of the Agreement. Section 2.09 of the Agreement is hereby amended by adding the following proviso at the end of the first sentence:

     "; provided that any such voluntary termination or reduction of Commitments may only be made after the repayment in full of the Bridge Loans and Bridge Reimbursement Obligations and termination of the Bridge Commitments under the Bridge Credit Agreement and termination of the Bridge Letters of Credit."

              4. Amendment of Section 2.10(b) of the Agreement. Clauses (i) through (iii) of Section 2.10(b) of the Agreement are hereby amended to read in their entirety as follows:

              "(i) immediately upon receipt by the Borrower or any Subsidiary of the proceeds from the collection, sale or other disposition of any Collateral (excluding (A) payments in the ordinary course on construction contracts, (B) operating receipts from Real Estate Investments, (C) liability insurance proceeds and (D) income of not more than $70,000 earned from Temporary Cash Investments during any fiscal year) by an amount equal to (1) 100% of such proceeds net of all out-of-pocket costs, all senior mortgage debt, fees, commissions and other expenses reasonably incurred in respect of such collection, sale or disposition and any taxes paid or payable (as estimated by a financial officer of the Borrower in good faith) in respect thereof less (2) the amount by which the Bridge Commitments are reduced pursuant to Section 2.10(b)(i) of the Bridge Credit Agreement with respect to such sale or other disposition; provided that no such reduction shall be required unless and until, and then only to the extent that, the aggregate amount of such net proceeds received by the Borrower and its Subsidiaries exceeds, in the case of an item of Collateral specified in
     Schedule VII hereto, the amount set forth opposite such item or, in the case of other Collateral, $2,000,000 in the aggregate for all such other Collateral;

              (ii) immediately upon the completion of an issuance by the Borrower of convertible preferred stock or other equity issue, by an amount equal to (1) $15,000,000 less (2) the amount by which the Bridge Commitments are reduced pursuant to Section 2.10(b)(ii) of the Bridge Credit Agreement with respect to such issuance; provided that in the event that the proceeds of such issuance net of all out-of-pocket expenses reasonably incurred in respect of such issuance and any taxes paid or payable (as estimated by a financial officer of the Borrower in good faith) in respect thereof exceeds $30,000,000, the aggregate amount of the Commitments shall be reduced by an amount not less than the sum of (A) $15,000,000 plus (B) 50% of the excess over $30,000,000 of such proceeds less (C) the amount by which the Bridge Commitments are reduced pursuant to
     Section 2.10(b)(ii) of the Bridge Credit Agreement with respect to such issuance; and

              (iii) by $2,000,000 on the first Euro-Dollar Business Day of each month during the period beginning the later of (x) the repayment of all amounts payable under, and termination of, the Bridge Credit Agreement or
     (y) September 1, 1996 and ending December 31, 1996 unless such period is extended by the Required Banks at any time or from time to time prior to the end of such period as it may be so extended from time to time."

              5. Amendment of Section 2.11(a) of the Agreement. Section 2.11(a) of the Agreement is hereby amended by adding the following proviso at the end of the first sentence:

     "; provided that any such voluntary prepayments may only be made after repayment in full of the Bridge Loans and Bridge Reimbursement Obligations and termination of the Bridge Commitments under the Bridge Credit Agreement and termination of the Bridge Letters of Credit."

              6. Amendment of Section 2.16(c) of the Agreement. Section 2.16(c) of the Agreement is hereby amended by: (A) changing "1.00%" to "1.75%" in clause
(i); and (B) changing "2.25%" to "2.75%" in clause (ii).

              7. Amendment of Section 2.17 of the Agreement. Section 2.17 of the Agreement is hereby amended to read in its entirety.

              "2.17. Taxes. (a) For purposes of this Section, the following terms have the following meanings:

              "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

              "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

              (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, the sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
     (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
     (iv) the Borrower shall furnish to the Agent, at its address referred to in
     Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

              (c) In addition, the Borrower agrees to pay all Other Taxes.

              (d) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may
     be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

              (e) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in subsection (a) of this Section.

              (f) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form pursuant to subsection (d) of this Section (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under subsection (b) or (c) of this Section with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

              (g) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank."

              8. Amendment of Section 3.01(j) of the Agreement. Section 3.01(j) of the Agreement is hereby amended by changing "General Counsel" to "Vice President-Counsel".

              9. Amendment of Section 3.02 of the Agreement. Section 3.02 of the Agreement is hereby amended by: (A) changing the period at the end of clause (d) to "; and"; (B) adding the following clause after clause (d):

              "(e) the ability of the Borrower to obtain bonding for new construction projects shall not be less than or more limited than at the date hereof;

              (f) the payment by the Borrower of all amounts theretofore payable pursuant to Section 9.03 within seven days of demand; and

              (g) at any time on or after March 8, 1996, receipt by the Agent of
     (i) evidence of recording of the Mortgages on the Mortgaged Facilities described in Items 13 and 15 in Schedule III and (ii) opinions of counsel in each jurisdiction in which the foregoing Mortgages are recorded in form and substance satisfactory to the Agent covering such matters relating thereto as the Required Banks may reasonably request; and

              (h) at any time on or after March 28, 1996, receipt by the Agent of a policy of title insurance with respect to each Mortgage and Deed of Trust relating to the Mortgaged Facilities described as Items 1, 2, 3, 4, 5, 6, 9 and 13 in Part I of Schedule III, insuring the perfection, enforceability and first priority of the Lien created under such Mortgage or Deed of Trust, as the case may be, as a valid first mortgage or deed of trust Lien, as the case may be, on the Mortgaged Facilities described therein, in form and substance satisfactory to the Agent and in the respective amounts specified in Part I of Schedule III (with all premiums, expenses and fees paid or caused to be paid by the Borrower), each of which policies shall (i) be issued by a title company reasonably satisfactory to the Agent, (ii) have been supplemented by such endorsements as shall be requested by the Agent (including, without limitation, endorsements relating to usury, revolving credit, doing business and restrictions) and
     (iii) contain only such exceptions to title as shall be reasonably satisfactory to the Agent, provided that the parties hereto agree that the Permitted Liens (excluding for this purpose Permitted Encumbrances described in clause (c) of the definition thereof unless satisfactory to the Agent) constitute satisfactory exceptions to title.

and (C) changing the phrase "(c) and (d)" in the last sentence of such Section to "(c), (d), (e) and (f)".

              10. Amendment of Section 4.02 of the Agreement. Section 4.02 of the Agreement is hereby amended by: (A) adding "(a)" at the beginning thereof; and (B) by adding the following at the end thereof:

              "(b) The execution, delivery and performance by each Obligor of the amendments dated as of February 26, 1996 to the Financing Documents to which it is a party and the performance by each Obligor of the Financing Documents as so amended are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien, except Liens created by the Collateral Documents as so amended, on any asset of such Obligor or any of its Subsidiaries."

              11. Amendment of Section 4.03 of the Agreement. Section 4.03 of the Agreement is hereby amended by: (A) adding "(a)" at the beginning thereof;
(B) adding the following after the second sentence of subsection (a):

     "The Borrower Security Agreement and the Subsidiary Pledge Agreement, when executed and delivered in accordance with the Bridge Credit Agreement, will constitute valid and binding agreements of each Obligor party thereto enforceable against each such Obligor in accordance with their respective terms. Each amendment to each Financing Document, when executed and delivered in accordance with the Bridge Credit Agreement, and each Financing Document as so amended will constitute a valid and binding agreement of the Obligor party thereto in each case enforceable in accordance with its terms."

              (C) adding at the end of subsection (a) the following:

              "(b) All real property in which the Borrower or any of its Subsidiaries has an interest, directly or indirectly (whether through an interest in a joint venture or partnership or otherwise) are listed in Part 1 of Schedule III hereto. The list of personal property of the Borrower and each of its Subsidiaries, security interests in which are governed by
     Article IX of the UCC as in effect in the relevant jurisdictions, set forth in Part 2 of Schedule III hereto is complete in all material respects. The location, ownership, status and lien information provided in Schedule III for each item of real property and each type of personal property are complete and correct.

              (c) The"

(D) deleting "Subject to Section 2.17, the" in subsection (c); and (E) adding ", as amended by the amendments thereto dated as of February 26, 1996," before "create valid" in subsection (c).

              12. Amendment of Section 4.08 of the Agreement. Section 4.08 of the Agreement is hereby amended by changing the date of "1986" to "1989".

              13. Amendment of Section 4.09 of the Agreement. Section 4.09 of the Agreement is hereby amended by adding the following before the first sentence thereof:

     "All of the Borrower's Subsidiaries and all joint ventures and partnerships in which the Borrower or any of its Subsidiaries have an interest as of the date hereof are listed in Schedule VI hereto and the state of incorporation or organization and the ownership interest of each thereof specified therein are complete and correct."

              14. Amendment of Section 4.11 of the Agreement. Section 4.11 of the Agreement is hereby amended by: (A) adding at the end of the caption ; No Derivatives Obligations; Certain Existing Agreements"; (B) adding "(a)" after the caption; and (C) by adding the following subsection at the end of the section:

              "(b) Neither the Borrower nor any of its Subsidiaries is party to any Derivatives Obligation except the Rincon swap.

              (c) All agreements to which the Borrower or any Subsidiary Guarantor is a party or by which it is bound (other than the Financing Documents) containing a negative pledge or limitations on its incurrence of Debt or sale of assets are listed on Schedule IV hereto."

              15. Amendment of Section 5.01 of the Agreement. Section 5.01 of the Agreement is hereby amended by: (A) adding "(1)" at the beginning of subsection (b) and adding the following at the end of subsection (b):

              "(2) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of Perini Land and Development, a cash flow statement for Perini Land and Development for such quarter in a format consistent with the format of the cash flow statement for Perini Land and Development for the quarter ended December 31, 1995 previously delivered to the Banks;"

(B) changing the letter designation of clause (k) to "(n)"; and (C) adding the following new clauses (k), (l) and (m):


              "(k) prompt notice of any change in the Borrower's ability to obtain bonding for new construction projects (including without limitation a reduction in the amount of bonding commitments of any bonding company to the Borrower and any restrictions on use of such commitments);

              (l) prompt notice of any decision by the Borrower or any of its Subsidiaries not to meet a capital call by any joint venture in which the Borrower or any such Subsidiary is participating;

              (m) prompt notice of the Borrower's or any Subsidiary's obtaining or increasing an interest in a joint venture or partnership which, in the case of any construction joint venture, need not be given until reasonably promptly after a bid by such joint venture for a construction contract shall have been accepted; and"

              16. Amendment of Section 5.02 of the Agreement. Section 5.02 of the Agreement is hereby amended by: (A) adding "; No Derivatives Obligations" in the caption; (B) adding "(a)" after the caption; and (C) adding the following subsection at the end of subsection (a):

              "(b) The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to any Derivatives Obligation except the Rincon swap."

              17. Amendment of Section 5.06 of the Agreement. Section 5.06 of the Agreement is hereby amended by adding at the end thereof:

     "; provided that in any event the Borrower shall hold a meeting for representatives of the Banks at least once each fiscal quarter, at a time and place in Framingham, Boston or New York City to be determined by the Agent on 10 Business Days' notice, for purposes of holding such discussions with such of the Borrower's officers, employees and independent public accountants as the Agent shall designate at the reasonable request of any Bank."

              18. Amendment of Section 5.08 of the Agreement. Section 5.08 of the Agreement is hereby amended by: (A) revising subsection (a) to read in its entirety as follows:

              "(a) After the date hereof, the Borrower will not incur or suffer to exist any Debt other than (i) Debt existing on December 31, 1995 and listed on Schedule I hereof, (ii) Debt under this Agreement, (iii) Debt under the Bridge Credit Agreement, (iv) Debt owing to joint ventures in which the Borrower is participating, (v) up to $3,000,000 of Debt to finance insurance premiums, (vi) Debt owing by the Borrower to a Subsidiary and evidenced by an intercompany note pledged to the Agent under the Pledge Agreement and (vii) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (v) above; provided that in any event at no time shall Modified Parent Company Debt exceed $150,000,000 and at no time shall the aggregate outstanding amount of Debt to finance insurance premiums and any refinancing, extension, renewal or refunding thereof exceed $3,000,000."

and (B) revising subsection (b) to read in its entirety as follows:

              "(b) After the date hereof, the Borrower will not permit any Subsidiary to incur or suffer to exist any Debt other than (i) Debt existing on December 31, 1995 and listed on Schedule I hereof, (ii) Debt under the Subsidiary Guarantee Agreement, (iii) Debt owing to joint ventures in which such Subsidiary is participating, (iv) Debt owing by a Subsidiary to the Borrower and evidenced by an intercompany note pledged to the Agent under the Borrower Security Agreement and (vi) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (iv) above."

              19. Amendment of Section 5.09 of the Agreement. Section 5.09 of the Agreement is hereby amended by: (A) changing "1993" to "1996" both times it appears in the second sentence; and (B) revising the third sentence to read as follows:

     "For purposes of this Section, "Base Compliance Amount" means (i) for any date during the period from and including December 31, 1995 to but excluding June 30, 1996, $100,000,000, (ii) for any date during the period from and including June 30, 1996 to but excluding September 30, 1996, $105,000,000, (iii) for any date during the period from and including September 30, 1996 to but excluding December 31, 1996, $112,000,000, (iv) for any date during the period from and including December 31, 1996 to but excluding March 31, 1997, $125,000,000 and (v) for any date during the period from and including March 31, 1997 to the Termination Date, $125,000,000 plus 50% of Consolidated Net Income during such period without giving effect to any negative amount of Consolidated Net Income during any fiscal quarter or fiscal year during such period."

              20. Amendment of Section 5.10 of the Agreement. Section 5.10 of the Agreement is hereby amended to read in its entirety as follows:

     "Consolidated Earnings Before Interest and Taxes for each fiscal period specified below shall be not less than the percentage specified below of Consolidated Interest Charges for such fiscal period:

              quarter ending March 31, 1996                          300%
              two quarters ending June 30, 1996                      300%
              three quarters ending September 30, 1996               250%
              four quarters ending December 31, 1996                 250%
              four quarters ending each March 31,
                June 30, September 30 and December 31
                thereafter                                           200%"

              21. Amendment of Section 5.11(i) of the Agreement. Section 5.11 is hereby amended by: (A) relettering clause (i) as clause (k) and (B) adding after clause (h) the following:

              "(i) Liens (whether statutory, by contract or at common law and whether in the nature of a security interest or constructive trust or otherwise) of subcontractors, architects, engineers, surveyors, laborers, materialmen, bonding companies and other Persons performing labor or services or providing material for construction projects in and under construction contracts to which the Borrower or any of its Subsidiaries is a party as general or prime contractor, subcontractor or construction manager;

              (j) Liens granted to Fidelity and Deposit Company of Maryland (the "Bonding Company") to secure amounts owing by the Borrower or any of its Subsidiaries in connection with surety bonds, undertakings and instruments of guarantee issued by the Bonding Company on behalf of the Borrower or any of its Subsidiaries in the ordinary course of their respective businesses; and"

              22. Amendment of Section 5.12 of the Agreement. Section 5.12 of the Agreement is amended by: (A) revising the proviso in the last sentence of subsection (a) to read in its entirety as follows:

     "provided that the foregoing shall not prohibit (i) any Subsidiary Guarantor from selling, leasing or otherwise transferring assets in the ordinary course of its business or (ii) R. E. Dailey & Co. from transferring all of its assets to Perini Building Company."

(B) revising subsection (b) to read in its entirety as follows:

              "(b) The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any item of Collateral (except Accounts, Inventory and items listed in Schedule VII hereto up to the amounts specified therein) unless (i) each of the Banks shall have given its prior written consent thereto and (ii) the consideration therefor
     (x) shall be at least equal to the fair market value of such asset (as determined in good faith by a financial officer of the Borrower or, if such value exceeds $15,000,000, by the board of directors of the Borrower or a duly constituted committee thereof) and (y) in the case of any agreement entered into on or after the Effective Date of the Bridge Credit Agreement for the sale, lease or other disposition of Collateral shall consist of cash payable at closing; provided that the prior written consent of the Required Banks shall not be required for any sale, lease or other disposition of any item of Collateral having a fair market value not exceeding $100,000 if the aggregate amount of the fair market value of all such items of Collateral sold, leased or otherwise disposed of during any fiscal year does not exceed $500,000 and the Borrower delivers to each of the Banks prompt written notice of each such sale, lease or other disposition."

              23. Amendment of Section 5.14 of the Agreement. The first sentence of Section 5.14 of the Agreement is hereby amended by adding the following proviso at the end thereof:

     "; provided that the Borrower will not declare or pay any preferred stock dividend while (i) any Bridge Commitment or Bridge Letter of Credit is outstanding or any Bridge Loan or Bridge Reimbursement Obligation is outstanding or (ii) any Default is continuing or (iii) the aggregate outstanding amount of the Borrower's Debt exceeds 50% of the Borrower's Consolidated Tangible Net Worth."

              24. Amendment of Section 6.01(n) of the Agreement. Section 6.01(n) of the Agreement is hereby amended by deleting "subject to Section 2.17,".

              25. Amendment of Section 7.01 of the Agreement. Section 7.01 of the Agreement is hereby amended by adding at the end thereof the following:

     "Each Bank which is also an Other LC Bank or a Mortgage Bank also makes the foregoing appointment in its capacity as an Other LC Bank or a Mortgage Bank, as the case may be, and agrees that the provisions of this Article VII, including without limitation Sections 7.05 and 7.06, shall be for the benefit of the Agent mutatis mutandis when acting in respect of such Other LC Bank or Mortgage Bank, its Other Reimbursement Obligations, its Other Letters of Credit or its Other Mortgage/Lease Obligations."

              26. Amendment of Section 9.04 of the Agreement. Section 9.04 of the Agreement is hereby amended by adding at the end of the proviso in the first sentence "or under the Bridge Credit Agreement and nothing in any Financing Documents shall require any Bank to share any payments received by such Bank if such payments were made in respect of any obligations (including without limitation Other Reimbursement Obligations and Other Mortgage/Lease Obligations) not constituting Loans or Reimbursement Obligations."

              27. Amendment of Section 9.05 of the Agreement. Section 9.05 of the Agreement is hereby amended by adding at the end thereof:

     ", (vii) amend Section 9.04 or 9.06 hereof or (viii) notwithstanding any provision of any Collateral Document to the contrary, release any item of Collateral from the Lien provided by the Collateral Documents, except for the sale or other disposition of such item by the Agent in the exercise of its rights as provided therein (provided that unless an Event of Default has occurred and is continuing, the Agent may release any Collateral at the request of the Borrower, without the consent of each of the Banks, if (i) such release is required in connection with any sale, lease or other disposition of such Collateral and (ii) such sale, lease or other disposition is in accordance with and permitted by the terms hereof (including without limitation Sections 2.10(b)(i) and 5.12(b)) and of the Bridge Credit Agreement)."

              28. Amendment of Section 9.06 of the Agreement. Section 9.06 of the Agreement is amended by: (A) adding "in amounts of at least the lesser of its Commitment and $5,000,000" at the end of the first sentence of subsection
(b) and after "or a proportionate part" in the first sentence of subsection (c);
(B) adding "or another Bank" after "transferor Bank" in the proviso to the first sentence of subsection (c); and (C) changing "Exhibit I" to "Exhibit K" in subsection (c).

              29. Amendment of Schedules to the Agreement. The Schedules to the Agreement are hereby deleted and Schedules I to VII in the form attached hereto are added to the Agreement.

              30. Amendment of Table of Contents of the Agreement. The Table of Contents of the Agreement is hereby amended as appropriate to reflect the foregoing amendments.

              31. Consent to Other Financing Documents and Amendments of Other Financing Documents. Each Bank hereby consents to the execution and delivery of the Borrower Security Agreement, the Borrower Pledge Agreement, Amendment No. 1 to the Subsidiary Guarantee Agreement, the Subsidiary Security Agreement and the Subsidiary Pledge Agreement.

              32. Representations and Warranties. The Borrower represents and warrants that the representations and warranties of each Obligor contained in each Financing Document, as amended, to which it is a party are true on and as of the date hereof.

              33. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

              34. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        PERINI CORPORATION


                                        By /s/ David B. Perini
                                           Title: President & CEO


                                        By /s/ John H. Schwarz
                                           Title: Executive Vice President



                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                        By /s/ D. Linda Scheuplein
                                           Title: Vice President



                                        FLEET NATIONAL BANK OF
                                        MASSACHUSETTS
                                        (f/k/a SHAWMUT BANK, N.A.)

                                        By /s/ Lisa S. Coney
                                           Title: Vice President



                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By /s/ Donald J. Chin
                                           Title: Vice President



                                        BAYBANK, N.A.,
                                        as Bank and as LC Bank


                                        By /s/ Timothy M. Laurion
                                           Title: Vice President



                                        COMERICA BANK


                                        By /s/ Angela B. Petersen
                                           Title: First Vice President



                                        HARRIS TRUST & SAVINGS BANK


                                        By /s/ Sandra J. Sanders
                                           Title: Vice President



                                        STATE STREET BANK AND TRUST COMPANY


                                        By /s/ Linda M. Moulton
                                           Title: Vice President



                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent


                                        By /s/ D. Linda Scheuplein
                                           Title: Vice President